UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2007 (December 17, 2007)
CLARCOR INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

840 Crescent Centre Drive, Suite 600, Franklin, TN		37067

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area 615-771-3100

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 17, 2007, the Board of Directors of CLARCOR Inc., a Delaware corporation (the “Company”), authorized the amendment and restatement of the Company’s By-Laws (the “By-Laws” and, as amended and restated, the “Amended By-Laws”) effective immediately. The changes to the By-Laws are summarized as follows:
•	Section 2.1 — Revised to enable the Board of Directors to determine the date, time and place of annual meetings of shareholders.

•	Section 2.3 — Replaced the Company’s office in Illinois with the principal executive office of the Company (currently located in Tennessee) as the default location for shareholders meetings.

•	Section 2.4 — Added language requiring that not less than 10 or more than 60 days notice is required to be given to shareholders in connection with annual shareholders meetings.

•	Section 2.7 — Added language to clarify that the Chairman of a shareholders meeting can adjourn for lack of quorum.

•	Section 2.8 — Deleted old subsections (b) and (c), which summarized proxy requirements that are also set forth in the Delaware General Corporation Law (the “DGCL”).

•	Section 2.9 — Added language clarifying that directors are elected by a plurality.

•	Section 2.10 — Deleted old Section 2.10, which summarized proxy requirements that are also set forth in the DGCL.

•	Sections 2.11 and 2.12 — Revised to indicate that, in order to be timely, a shareholder’s notice of a director nomination or a shareholder proposal must be delivered to or mailed and received by the Secretary of the corporation not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

•	Section 2.13 — Deleted certain provisions summarizing specific duties of an inspector of elections, which are also set forth in the DGCL, and added language clarifying the authority of the Board of Directors to prescribe rules, regulations and procedures for the conduct of shareholders meetings.

•	Section 3.4 — Deleted the requirement that the annual Board meeting follow immediately after the Annual Meeting and instead specified that the Board must meet annually for purposes of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting.

•	Section 3.11 — Revised to conform to New York Stock Exchange (“NYSE”) listing requirements with respect to committees of the Board of Directors and added language from the Company’s corporate governance guidelines regarding quorum and voting requirements for such committees.

•	Article VIII — Revised to permit the issuance of uncertificated shares of the Company’s capital stock and enable the Company to participate in the Direct Registration System, as required by the rules of the NYSE.
In addition, non-substantive language, conforming changes and other technical edits and updates were made.

     The foregoing summary of the Amended By-Laws is not complete and is qualified in its entirety by reference to the full text of the Amended By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Amended and Restated By-Laws of the Company
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.
By:	/s/ Richard M. Wolfson
Richard M. Wolfson
Vice President, General Counsel and Secretary

Date: December 19, 2007

EXHIBIT INDEX

No.	Exhibit

3.1	Amended and Restated By-Laws of the Company